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                                                                      Exhibit 10

                                HUFFY CORPORATION
                   1998 KEY EMPLOYEE NON-QUALIFIED STOCK PLAN


                                 PART I GENERAL


1.       PURPOSE

         The Huffy Corporation 1998 Key Employee Non-Qualified Stock Plan (the "Plan") is intended for the purpose of providing an additional incentive to certain employees of Huffy Corporation (the "Company") and its subsidiaries, in order to increase shareholder value and to remain in the employ of the Company or its subsidiaries. The Plan provides a means for these employees to receive options to acquire shares of the Company's Common Stock, $1.00 par value ("Common Stock"), and stock appreciation rights, and an opportunity to subscribe for shares of Common Stock subject to the restrictions set forth in Section 25 of this Plan ("Restricted Shares"). The Plan will benefit the Company by giving employees an increasing personal interest in its continued success and progress.

2.       DEFINITIONS

         (a) A "Change in Control" shall mean the date of occurrence of any of the following events:

                  (i) Shares of Common Stock of the Company have been acquired other than directly from the Company in exchange for cash or property by any person who thereby becomes the owner of more than twenty percent (20%) of the Company's outstanding shares of Common Stock;

                  (ii) Any person has made a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company; or

                  (iii) Any person forwards or causes to be forwarded to shareholders of the Company a proxy statement or statements in any period of twenty-four (24) consecutive months soliciting proxies to elect to the Board of Directors of the Company two (2) or more persons who were not nominated as candidates for the Board of Directors of the Company in proxy statements forwarded to shareholders during such period on behalf of the Board of Directors of the Company.

         (b) The term "subsidiary" where used in this Plan means any corporation more than 50% of whose voting stock is owned directly or indirectly by the Company.

3.       ADMINISTRATION

         (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (hereinafter called the "Committee") which shall at all times consist of not less than three (3) members of the Board of Directors of the Company who


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                  are not entitled to participate in the Plan to be appointed by, and to serve during the pleasure of, the Board of Directors of the Company.

         (b) The Committee shall have full power and authority to construe the provisions and to supervise the administration of the Plan, including the establishment of such rules and regulations as it may deem appropriate, and all decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final. Any action taken by a majority of the Committee shall be the action of the Committee.

4.       EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

         Any full-time salaried employee of the Company or of a subsidiary, who is neither an officer of the Company nor member of the Board of Directors but who is in a position to make a contribution to the profits of the Company or a subsidiary, shall be eligible to participate in the Plan. The employees to whom options and/or stock appreciation rights are granted or to whom Restricted Shares are offered shall be designated from time to time by the Committee.

5.       SHARES SUBJECT TO THE PLAN

         (a) The total number of shares of Common Stock which may be issued under the Plan shall not exceed 100,000 shares, subject, however, to adjustments required under the provisions of
                  Section 5(d) hereof. The number of shares of Common Stock that may be subject to options granted to an employee under the Plan during any calendar year shall not exceed Fifteen Percent (15%) of the total number of shares of Common Stock which may be issued under the Plan.

         (b) Common Stock subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued shares or treasury shares.

         (c) If an option is surrendered for any reason (other than the election to receive stock appreciation right benefits) or for any other reason ceases to be exercisable in whole or in part, or if Restricted Shares subscribed for under the Plan are later forfeited pursuant to the Plan, the Common Stock which is subject to such option but as to which the option has not been exercised, or such Restricted Shares, shall again become available for offering under the Plan. If an option is surrendered in connection with the exercise of a stock appreciation right, the number of shares of Common Stock covered by such option or portion thereof which is so surrendered less the number of shares of Common Stock issued in connection with the exercise of the stock appreciation right shall again become available for offering under the Plan.

         (d) In the event of any change in the Common Stock subject to the Plan or to any option or stock appreciation right granted hereunder by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split up, combination or exchange of shares, or other change in the corporate structure, the aggregate number of shares which may be issued under this Plan and the number


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                  and class of shares subject to each outstanding option or
                  stock appreciation right and Restricted Shares still subject to restrictions, and the price per share, shall be appropriately adjusted by the Committee.

6.       DURATION AND TERMINATION OF THE PLAN

         The Plan shall become effective April 17, 1998 and shall terminate on the tenth anniversary of the effective date unless terminated at an earlier date by action of the Board of Directors; provided, however, that any termination of this Plan after the effective date shall not affect options or stock appreciation rights granted, or Restricted Shares subscribed for, prior thereto.

7.       AMENDMENT OF THE PLAN

         The Board of Directors reserves the right at any time, and from time to time, to modify or amend the Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred.

8.       INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act upon the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

9.       NOTICES

         Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                                  Huffy Corporation
                                  225 Byers Road
                                  Miamisburg, OH 45342
                                  Attention: Secretary of Compensation Committee

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         Each notice to the holder of options, stock appreciation rights or
         Restricted Shares (or other person then entitled to exercise an option and/or stock appreciation right) shall be addressed to the holder, (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

                  PART II OPTIONS AND STOCK APPRECIATION RIGHTS

10.      GRANT OF OPTIONS OR STOCK APPRECIATION RIGHTS

         (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of shares of Common Stock to be subject to each option, the dates on which options may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. The Committee may require an agreement, commitment, or statement on the part of any grantee of options and/or stock appreciation rights prior to the effectiveness of any such grant as it shall determine is in the best interest of the Company.

         (b) In addition to grants by the Committee, the Chief Executive Officer of the Company may also grant nonqualified stock options in his sole discretion to employees but not officers of the Company. The total number of nonqualified stock options that the Chief Executive Officer may grant under this Plan in any one calendar year shall not exceed options to purchase 5,000 shares for any one employee or options to purchase 26,000 shares for all employees in the aggregate. All grants made in accordance with this Section 10(b) shall be subject to the same terms and conditions of this Plan as grants made by the Committee, provided that upon the granting of any option to an employee, the Chief Executive Officer shall promptly cause such employee to be notified of the fact of such grant and shall advise the Committee not less than annually of grants made under this provision.

         (c) Only nonqualified stock options may be issued under this Plan in accordance with the Plan's terms and conditions. An eligible employee may hold more than the one option, but only on the terms and subject to the restrictions set forth in this Plan.

         (d) The purchase price of the Common Stock covered by any option issued under this Plan shall be as determined by the Committee; provided, however, that in no event shall the purchase price be less than one dollar ($1.00) per share.

         (e) The fair market value of shares of Common Stock on a particular date shall be the closing sale price for the Company's Common Stock as shown in the New York Stock Exchange Composite Transactions for that date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.


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11.      NOTICE OF GRANT OF OPTION OR STOCK APPRECIATION RIGHT

         Upon the granting of any option or stock appreciation right to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option or stock appreciation right shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

12.      STOCK APPRECIATION RIGHTS

         Subject to any other provisions of this Plan, the Committee, in its sole discretion, may grant with any option granted under the Plan, in addition to the holder's option to acquire shares of Common Stock, a stock appreciation right, whereby the option holder may receive from the Company, upon his written request ("Request") which is consented to by the Committee, in exchange for the surrender of any option or any portion thereof which, under the terms and conditions of the Plan is exercisable on the date of the Request, shares of Common Stock, cash or any combination thereof as specified in the Request, having an aggregate value equal to the excess of the fair market value on the date of the Request of one share of Common Stock over the purchase price specified in such option multiplied by the number of shares of Common Stock covered by such option or portion thereof which is so surrendered. A stock appreciation right granted in connection with an option under the Plan may only be granted at the time of such option, and is exercisable only when the fair market value of the Common Stock on the date of the Request exceeds the purchase price specified in such option.

         For the purpose of this Section 12, the fair market value of a share of Common Stock on any date shall mean the average of the closing price thereof on each of the ten (10) trading days immediately preceding such day as shown in the New York Stock Exchange-Composite Transactions.

         Any election by an option holder to surrender his option and to receive a stock appreciation right settlement, whether for cash, for stock or for any combination of stock and cash, shall be made by a Request only during any period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. Within thirty (30) days of the receipt by the Company of a Request, the Committee shall, in its sole discretion, either consent to or disapprove in whole or in part any election by an option holder as to the form of stock appreciation right payment. No stock appreciation right or related stock option shall be exercisable, however, during the first six (6) months of its term, except that this limitation shall not apply in the event death or disability of the optionee occurs prior to the expiration of the six-month period. Any stock appreciation right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. Upon surrender of an option or a portion thereof in exercise of stock appreciation rights, such option or portion thereof shall expire.


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         No fractional shares of Common Stock shall be issued upon the exercise of any stock appreciation right.

         In the event the Committee disapproves in whole or in part any Request by an option holder to exercise his stock appreciation right, or the form of payment thereof, such disapproval shall not affect the optionee's right to exercise his stock appreciation right at a later date to the extent that such right is otherwise exercisable or to elect the form of payment at a later date, provided that such later exercise and the form of payment also shall be subject to the Committee's approval. Additionally, such disapproval shall not affect the option holder's right alternatively to exercise any option or options granted to him under the Plan.

13.      ADDITIONAL PROVISIONS

         Any option agreements authorized under the Plan shall contain such other provisions, including provisions with respect to stock appreciation rights, as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated.

14.      EXERCISE OF OPTIONS

         An option may be exercised by notice given to the Committee in such form as the Committee shall require. No fractions of a share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a share, the total shares subject to exercise shall be adjusted to the nearest whole number with any half share balance being adjusted to one whole share. No option may be exercised in the event of a breach of Section 15(b) of this Plan.

15.      EXERCISE AFTER TERMINATION OF EMPLOYMENT.

         (a) Options or stock appreciation rights may be exercised only while the option holder (or if the options or stock appreciation rights have been assigned, while the initial option holder) is an employee during a period of continuous employment with the Company or a subsidiary from the date of grant and may not be exercised at any time after termination of the employment of the original option holder for any cause, whether upon retirement or otherwise, except as hereinafter provided:

                  (i) Upon the termination of the employment of an employee for disability or upon his retirement under any pension plan for salaried employees, he shall have the right to purchase all or any part of the Common Stock with respect to which he held options immediately prior to the date of termination or retirement, until five (5) years after such retirement under a pension plan for salaried employees or due to disability, whichever is first to occur. The employee shall also have the right to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to the date of such termination or retirement;


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                  (ii)     Upon termination of an employee as a result of the
                           disposition of a business at which he was employed at the effective date of disposition, such former employee shall have the right to purchase all or any part of the Common Stock with respect to which he was entitled to exercise options immediately prior to the date of termination until three (3) months after the date of the employee's termination of employment. The employee shall also have the right within the period of three (3) months next following the date of such termination to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to the date of such termination;

                  (iii) Upon severance of an employee who has executed a release and waiver in such form and substance as determined by the Company, such former employee shall have the right to purchase all or such part of the Common Stock with respect to which he was entitled to exercise options immediately prior to the date of severance until the expiration of the severance period as specified by the Company in the release and waiver or other notice given by the Company in its sole discretion or such shorter period as agreed to; and

                  (iv) Upon the death of any employee while in the active service of the Company or of a subsidiary or upon the death of any such retired employee or of any such employee whose services have been terminated on account of disability within the exercise periods described in (i) above, his executor or administrator or the person or persons to whom his rights under the option or under the stock appreciate rights are transferred by will or the laws of descent and distribution shall have the right, within the period of six (6) months next following the date of his death, to purchase all or any part of the Common Stock with respect to which he was entitled to exercise to which he was entitled to exercise such option immediately prior to his death or to exercise any equivalent stock appreciation right which he was entitled to exercise immediately prior to his death.

         (b) In no event shall an option or stock appreciation right be exercised, including but not limited to upon any event set forth herein, if the option holder engages or participates, directly or indirectly as an officer, director, employee, sales representative, partner, individual proprietor, consultant, holder of debt or equity securities (except for ownership of less than one percent (1%) of the issued and outstanding securities of any publicly held corporation) or otherwise, in any business, whether within or outside the United States of America which competes against any of the businesses engaged in or contemplated by the Company (including subsidiaries and other affiliated business entities) or its respective successors or in any of its related interests which developed or arose prior to, during, or after the effective date of the term of this Plan, it being understood and agreed that the business activities of the Company are carried on throughout the world. In the event the Committee, in its sole discretion, determines that an

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                  option holder has violated or breached this provision, then all options held by the option holder shall be terminated effective the date of such breach.

         (c) The Committee shall have power to defend the extent to which absences due to illness, service in the armed forces, or leaves of absence shall not be considered to break "continuance employment."

16.      CHANGE IN CONTROL

         In the event of a Change in Control of the Company (as defined in Section 2(a) of the Plan), then notwithstanding anything to the contrary in this Plan or any notice or option agreement issued pursuant to this Plan, (a), all options then outstanding shall become immediately and fully exercisable and (b) the then outstanding option of an optionee whose employment is terminated, except by the Company for cause, within twenty-four (24) months after a Change in Control, shall remain exercisable for a period of three (3) months from the date of such termination of employment, but in no event after the expiration of the exercise period provided in Section 18 of this Plan.

17.      PAYMENT FOR SHARES

         Shares of Common Stock which are subject to an option shall be transferred only upon exercise of the option in whole or in part and upon full payment of the purchase price for the Common Stock as to which the option is exercised. The option price shall be payable upon exercise of the option either (a) in United States dollars in cash (including check, bank draft or money order) or (b) by delivery of shares of Common Stock of the Company already owned by the optionee or by the withholding of Common Stock to be issued to the optionee or (c) by delivery of a combination of shares of Common Stock and cash. Any federal, state or local withholding taxes payable by an optionee shall be paid either (a) in United States dollars in cash (including check, bank draft or money order) or (b) by delivery of shares of Common Stock of the Company already owned by the optionee or by the withholding of Common Stock to be issued to the optionee or (c) by delivery of a combination of shares of Common Stock and cash. Any shares of Common Stock delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 10(e) of this Plan) on the date of delivery. An employee to whom an option or stock appreciation right has been granted shall have none of the rights of a shareholder with respect to the shares to be acquired until such shares are transferred to him.

18.      TERMINATION OF OPTION OR STOCK APPRECIATION RIGHT

         Each option and stock appreciation right shall terminate in any event no later than ten (10) years from the date of grant. In the case of any option or stock appreciation right providing for exercise in installments, unless the option or stock appreciation right has been canceled, on termination of employment by reason of death prior to the next succeeding maturity date of an installment, the option or stock appreciation right shall be exercisable with respect to a proportionate part of such installment based upon the

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         number of days of employment during the period of such installment in relation to the total number of days in such period.

19.      ASSIGNABILITY

         An option or stock appreciation right granted under the Plan may not be transferred except (a) by gift to a spouse, parent, child, or grandchild (collectively "Family Members") or a trust the beneficiaries of whom are exclusively Family Members or (b) by will or the laws of descent and distribution; and in the case of (a) or (b) only in accordance with applicable state and federal tax and securities laws. During the lifetime of the employee to whom an option or stock appreciation right is granted, the option or stock appreciation right may be exercised only by him, his guardian, legal representative or by a permitted assignee described in Section 19(a) above.

20.      LAWS AND REGULATIONS

         (a) The Plan and all options and stock appreciation rights granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options or stock appreciation rights granted, the holder of an option or a stock appreciation right shall not be entitled to exercise such option or stock appreciation right, nor shall the Company be obligated to issue any shares or pay any cash under the Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the option holder or the Company of any provisions of any such law or regulation.

         (b) The Company, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of an option or stock appreciation right until completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option or stock appreciation right to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

         (c) Common Stock issued and delivered upon exercise of an option or stock appreciation right shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.


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                           PART III RESTRICTED SHARES

21.      OFFER OF RESTRICTED SHARES

         (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions on the offer and sale of Restricted Shares, including the number of shares of Common Stock offered, the purchase price, the portion of future bonuses to be set off against such purchase price (as provided in Section 21(c) of this Plan), and the Restricted Period (as defined in Section 25(a) of this Plan). The Company shall offer to sell to eligible employees selected by the Committee the number of shares of Common Stock fixed by the Committee, and each employee to whom such offer is made may elect to purchase up to that number of shares.

         (b)      The purchase price of the Restricted Shares offered under
                  Section 21(a) of this Plan shall be as determined by the Committee; provided, however, that in no event shall the purchase price be less than one dollar ($1.00) per share. Subject to the foregoing, the Committee in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

         (c) Each employee who elects to purchase Restricted Shares pursuant to this Section 21 shall execute and deliver to the Company a subscription agreement for such Restricted Shares, containing such provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated, agreeing to the terms and conditions of the purchase including the restrictions set forth in Section 25 of this Plan. Each subscription agreement shall set forth the aggregate purchase price of the Restricted Shares which are the subject of such subscription and shall provide that such purchase price shall be paid in full by the subscriber on or before ten (10) years from the date of such subscription (a) by setting off against such purchase price one hundred percent (100%) of the cash dividends payable with respect to the Restricted Shares which are the subject of such subscription plus such portion (as the Committee in its sole discretion shall provide in the subscription agreement) of all profit sharing or other bonuses to which the subscriber becomes entitled after the date of such subscription and (b) in cash in United States Dollars (including check, bank draft or money order). The Company shall have the right to retain and apply against the purchase price the cash dividends payable with respect to the Restricted Shares and the portion of any profit sharing bonus or other bonus to be set off against such purchase price as aforesaid. The subscriber shall have the right to prepay all or any part of the purchase price by cash payments to the Company at any time. The Board of Directors may not call for any unpaid portion of the purchase price prior to ten (10) years from the date of the subscription. No interest will be charged to the subscriber on the unpaid balance of the purchase price.

         (d) Upon termination of employment of a subscriber for any reason whatsoever, including retirement or death, the subscriber or his legal representative may elect,


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                  within three (3) months after the happening of such event, to pay the entire balance due upon the purchase price of any portion of the Restricted Shares which are freed of restrictions and not forfeited pursuant to Section 25(b) of the Plan and thereupon receive delivery of the stock certificate. If such payment shall not be made within such period, the Company will treat the failure to pay as a default in payment of the purchase price subject to the provisions of
                  Section 24 of this Plan.

         (e) The obligations of the Company to issue Restricted Shares pursuant to the Plan shall be subject to (i) compliance with all laws and regulations of any governmental authority which may be applicable thereto and (ii) the completion of any stock exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. The subscription agreement may contain such representations as the Company considers appropriate in connection with the issuance of the Restricted Shares in compliance with applicable law. The Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

22.      RIGHTS AS SHAREHOLDER

         The subscriber will become a shareholder of record as of the date of the subscription agreement and will thereupon have, subject to the provisions of this Plan and the subscription agreement, all of the rights of a shareholder of the shares so subscribed including, without limitation, the right to vote the Restricted Shares at any meeting of the shareholders, to receive dividends declared and paid thereon, if any, and to receive all communications furnished by the Company to its shareholders. In accordance with the subscription agreements, all cash dividends payable with respect to the Restricted Shares will be credited to and applied against the unpaid balance of the purchase price. Any dividends other than cash paid or distributed with respect to such shares will be distributed to the subscriber.

23.      ISSUANCE OF CERTIFICATES

         No certificates for Restricted Shares sold pursuant to Section 21 hereof will be executed and delivered until such shares are fully paid. Any certificate issued hereunder shall bear appropriate legends as the Company, in its discretion, shall determine are necessary to reflect the restrictions on such shares existing under this Plan or arising under applicable state or federal securities laws. Each installment of the purchase price paid pursuant to a subscription agreement shall be credited pro rata among the Restricted Shares which are the subject of such subscription, and no portion of the Restricted Shares shall be deemed fully paid until the purchase price of all of the Restricted Shares which are the subject of such subscription is paid in full.

24.      DEFAULT IN PAYMENT

         In case of default in the payment of the purchase price, the Company shall, subject to compliance with Section 1701.35 of the Ohio Revised Code, after thirty (30) days' notice setting forth such default has been given to the subscriber by registered mail, release the shares from subscription and treat as retired the shares subject to the subscription which have not been fully paid. In such event, the subscriber shall no longer be liable for the unpaid portion of the purchase price and shall receive a refund of any portion of the purchase price paid pursuant to the subscription agreement prior to such default, without interest.

25.      RESTRICTIONS

         (a) At the time of each sale of Common Stock pursuant to Section 21 of this Plan, the Committee shall establish for each subscriber a "Restricted Period" with respect to the Restricted Shares purchased, which period shall not be longer than ten (10) years. Restricted Shares sold pursuant to this Plan may not be sold, margined, assigned, transferred, pledged or otherwise encumbered during the Restricted Period notwithstanding that such shares may be fully paid prior to the expiration of the Restricted Period.

         (b) If a subscriber ceases to be an employee of the Company or a subsidiary during the Restricted Period for any cause other than (i) death, (ii) disability, (iii) retirement under any pension plan for salaried employees, or (iv) termination by the Company within twenty-four (24) months after a Change in Control of the Company (as defined in Section 2(a) of the Plan) and such termination by the Company is not for cause, all Restricted Shares which are still subject to the foregoing restrictions shall, upon such termination of employment, be forfeited and returned to the Company; provided, however, that in the event his employment is terminated at the request of the Company or by action of the Company, the Committee may, but need not, determine that some or all of his Restricted Shares shall be free of restrictions and shall not be forfeited. If a subscriber ceases to be an employee of the Company or a subsidiary during the Restricted Period by reason of death, disability, retirement under any pension plan for salaried employees, or termination by the Company within twenty-four (24) months after a Change in Control (except if terminated by the Company for cause) , the restrictions in
                  Section 25(a) shall terminate. The Committee may at any time in its sole discretion accelerate or waive all or any portion of the restrictions remaining in respect of the Restricted Shares.

         (c) if any Restricted Shares are forfeited pursuant to Section 25(b) hereof, the subscriber shall no longer be liable for any unpaid portion of the purchase price and shall receive a refund of any portion of the purchase price paid pursuant to the subscription agreement prior to such forfeiture, without interest.

                      FIRST AMENDMENT TO HUFFY CORPORATION
                   1998 KEY EMPLOYEE NON-QUALIFIED STOCK PLAN
                   ------------------------------------------


This First Amendment is made and effective as of October 22, 1998, to the 1998 Key Employee Non-Qualified Stock Plan (the "Plan"), under the following circumstances:

The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Corporation on October 22, 1998;

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 19(a) of the Plan is hereby amended in its entirety to read as set forth below:

         "(a) by the employee to a spouse, parent, child or grandchild (collectively, "Family Members") or to a trust for the benefit of the optionee or his or her spouse or children, to a family limited partnership, or to any other legitimate estate planning mechanism."

3. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of October 22, 1998. Except as amended hereby, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this first Amendment has been executed as of October 22, 1998.

                                             HUFFY CORPORATION


                                             By
                                                --------------------------------

                      SECOND AMENDMENT TO HUFFY CORPORATION
                   1998 KEY EMPLOYEE NON-QUALIFIED STOCK PLAN


This Second Amendment is made and effective as of December 13, 1998 to the 1998 Key Employee Non-Qualified Stock Plan (the "Plan"), adopted on April 17, 1998 by the Shareholders of Huffy Corporation (the "Company"), under the following circumstances:

A. The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Company on December 13, 1998.

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 5(a) of the Plan is hereby amended by deleting the number "100,000" in the second line of such subsection and inserting in its place the number "350,000".

3. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of December 13, 1998. Except as amended hereby and the First Amendment, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of December 13, 1998.

                                                HUFFY CORPORATION


                                                -------------------------------
                                                Nancy A. Michaud
                                                Vice President - General Counsel
                                                and Secretary

                      THIRD AMENDMENT TO HUFFY CORPORATION
                   1998 KEY EMPLOYEE NON-QUALIFIED STOCK PLAN


This Third Amendment is made and effective as of December 9, 1999 to the 1998 Key Employee Non-Qualified Stock Plan (the "Plan"), adopted on April 17, 1998 by the Shareholders of Huffy Corporation (the "Company"), under the following circumstances:

A. The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Company on December 9, 1999.

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 5(a) of the Plan is hereby amended by deleting the number "350,000" in the second line of such subsection and inserting in its place the number "600,000".

3. EFFECTIVE DATE AND AFFIRMATION. This Amendment shall be effective as of December 9, 1999. Except as amended hereby and the First and Second Amendments, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of December 9,
1999.

                                                HUFFY CORPORATION


                                                ------------------------------
                                                Nancy A. Michaud
                                                Vice President - General Counsel
                                                and Secretary